As filed with the Securities and Exchange Commission on October 18, 2023

Commission File No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

bioAffinity Technologies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	46-5211056
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

22211 W. Interstate 10, Suite 1206, San Antonio, Texas	78257
(Address of Principal Executive Offices)	(Zip Code)

bioAffinity Technologies, Inc. Amended and Restated 2014 Equity Incentive Plan
(Full title of the plan)

Maria Zannes President and Chief Executive Officer 22211 W Interstate 10 Suite 1206 San Antonio, Texas 78257 (210) 698-5334
(Name and address of agent for service)
(Telephone number, including area code, of agent for service)

With copies to: Leslie Marlow, Esq. Melissa Palat Murawsky, Esq. Blank Rome LLP 1271 Avenue of the Americas New York, New York 10020 (212) 885-5358

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.☐

REGISTRATION OF ADDITIONAL SHARES

PURSUANT TO GENERAL INSTRUCTION E

Pursuant to General Instruction E of Form S-8, the Registrant hereby makes the following statement: This Registration Statement on Form S-8 is being filed by the Registrant to register an additional 574,253 shares of its common stock which, pursuant to an amendment to the Registrant’s Amended and Restated 2014 Equity Incentive Plan (the “Plan”), are issuable upon the grant, exercise or vesting of awards under the Plan. These 574,253 shares are in addition to the 1,043,552 shares of the Registrant’s common stock which were previously registered pursuant to the Registrant’s Registration Statement on Form S-8 (Commission File No. 333-271332) filed with the Securities and Exchange Commission (the “SEC”) on April 19, 2023 (the “Prior Registration Statement”). Pursuant to Instruction E of Form S-8, the contents of the Prior Registration Statement are hereby incorporated by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The following exhibits are filed as part of this Registration Statement or, where so indicated have been previously filed and are incorporated herein by reference.

3.1	Certificate of Incorporation of the Registrant as filed with the Delaware Secretary of State on March 26, 2014 (incorporated by reference to Exhibit 3.1 of the Registrant’s Form S-1 (File No. 333-274608), as filed with the Commission on September 20, 2023).

3.2	Amended and Restated Bylaws of Registrant (Incorporated by reference as Exhibit 3.6 to the Registrant’s Form S-1/A (File No. 333-264463) filed with the SEC on June 16, 2022)

3.3	Certificate of Amendment to the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on May 31, 2016 (incorporated by reference to Exhibit 3.3 of the Registrant’s Form S-1 (File No. 333-274608), as filed with the Commission on September 20, 2023).

3.4	Certificate of Designation of Series A Convertible Preferred Stock of the Registrant filed with the Delaware Secretary of State on July 13, 2017 (Incorporated by reference as Exhibit 3.4 to the Registrant’s Form S-1/A (File No. 333-264463) filed with the SEC on May 25, 2022)

3.5	Certificate of Amendment to the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on November 29, 2021(incorporated by reference to Exhibit 3.5 of the Registrant’s Form S-1 (File No. 333-274608), as filed with the Commission on September 20, 2023).

3.6	Certificate of Amendment to the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on June 23, 2022 (Incorporated by reference as Exhibit 3.2 to the Registrant’s Form S-1/A (File No. 333-264463) filed with the SEC on May 25, 2022)

3.7	Certificate of Amendment to the Certificate of Incorporation of Registrant, as filed with the Delaware Secretary of State on June 6, 2023 (Incorporated by reference as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K (File No. 001-41463) filed with the SEC on June 7, 2023)

4.1	bioAffinity Technologies, Inc. Amended and Restated 2014 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, as filed with the Commission on June 7, 2023).

5.1	Opinion of Blank Rome LLP.

23.1	Consent of WithumSmith+Brown, PC.

23.2	Consent of Blank Rome LLP (included in Exhibi 5.1).

24.1	Power of Attorney (included on the signature page of this Registration Statement).

107.1	Filing Fee Table

1

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, Texas, on October 18, 2023.

bioAffinity Technologies, Inc.

By:	/s/ Maria Zannes
Maria Zannes
President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of the Company hereby constitutes and appoints Steven Girgenti and Maria Zannes, and each of them, as his or her true and lawful attorneys-in-fact and agents, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-facts and agents full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date

/s/ Maria Zannes	President and Chief Executive Officer	October 18, 2023
Maria Zannes	(Principal Executive Officer) and Director

/s/ Michael Dougherty	Chief Financial Officer	October 18, 2023
Michael Dougherty	(Principal Financial and Accounting Officer)

/s/ Steven Girgenti	Director	October 18, 2023
Steven Girgenti

/s/ Robert A. Anderson	Director	October 18, 2023
Robert A. Anderson

/s/ Stuart Diamond	Director	October 18, 2023
Stuart Diamond

/s/ Peter S. Knight	Director	October 18, 2023
Peter S. Knight

/s/ Mohsin Y. Meghji	Director	October 18, 2023
Mohsin Y. Meghji

/s/ Gary Rubin	Director	October 18, 2023
Gary Rubin

/s/ Roby Joyce, MD	Director	October 18, 2023
Roby Joyce, MD